EXHIBIT 11

               CINCINNATI MILACRON INC. AND SUBSIDIARIES
                   COMPUTATION OF EARNINGS PER SHARE
                              (UNAUDITED)

                                    (IN THOUSANDS, EXCEPT PER-SHARE
												                        AMOUNTS)

                                     12 WEEKS ENDED     24 WEEKS ENDED
                                  -----------------   ----------------
                                   JUNE 15,  JUNE 17,  JUNE 15, JUNE 17,
                                    1996      1995      1996     1995
                                  -------   -------   -------  -------

Net earnings                      $14,736   $ 8,355   $27,331  $21,399
Less   preferred   dividends          (60)      (60)     (120)    (120)
                                  -------   -------   -------  -------
 Net earnings available
   to common shareholders         $14,676   $ 8,295   $27,211  $21,279
                                  =======   =======   =======  =======

Primary
 Average number of shares
   outstanding                     36,162    33,931    35,081   33,831
 Add dilutive effect of
   stock options based on
   treasury stock method              526       556       684      480
                                  -------   -------   -------  -------
   Total                           36,688    34,487    35,765   34,311
                                  =======   =======   =======  =======

     Per share amount             $   .40   $   .24   $   .76  $   .62
                                  =======   =======   =======  =======


Fully diluted
 Average number of shares
    outstanding                    36,162    33,931    35,081   33,831
 Add dilutive effect of stock
   options based on treasury
   stock method                       526       688       739      546
                                  -------   -------   -------  -------
   Total                           36,688    34,619    35,820   34,377
                                  =======   =======   =======  =======

     Per share amount             $   .40   $   .24   $   .76  $   .62
                                  =======   =======   =======  =======



Note:     This computation is required by Regulation S-K, Item 601,  and is filed as an exhibit under Item 6 of Form 10-Q.